U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2009

DYNAMIC RESPONSE GROUP, INC

(Exact name of registrant as specified in charter)

Florida	000-28201	52-2369185
(State or jurisdiction of Incorporation or organization)	(Commission File Number Identification No.)	(I.R.S. Employer)

4770 Biscayne Boulevard, Suite 780, Miami, FL	33179
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-576-6889

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 26, 2009, Dynamic Response Group, Inc. (the “Company”) executed a binding letter of intent with Synergy I.P. Group, LLC (“Synergy”) for the purpose of entering into a definitive agreement to acquire exclusive worldwide licensing rights to design, engineer, market and distribute the Commercial Spin Fryer for use in the restaurant and institutional food service industry. Reno R. Rolle, a director of the Company, is the President and partner of Synergy.

Under the terms of the letter of intent, the Company will finance costs associated with the Commercial Spin Fryer including costs for design, engineering, registration of patents and trademarks, sales, marketing and distribution. Synergy and the Company will share profits and patent rights equally with final terms and conditions to be finalized pending execution of the definitive agreement.

All disclosures regarding the acquisition of the exclusive rights to the Commercial Spin Fryer set forth in this Current Report on Form 8-K are qualified by and subject to the rights, preferences and designations set forth in the binding letter of intent attached as an exhibit to this Current Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Letter of Intent between Synergy I.P. Group, LLC and Dynamic Response Group, Inc. dated October 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC RESPONSE GROUP, INC.

Date: October 27, 2009	/s/ MELISSA K. RICE
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Letter of Intent between Synergy I.P. Group, LLC and Dynamic Response Group, Inc. dated October 26, 2009.